Exhibit 10.6

SECURITIES ACCOUNT CONTROL AGREEMENT

among

HONDA AUTO RECEIVABLES 2023-2 OWNER TRUST,
as Issuer,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
in its capacity as Indenture Trustee

and

U.S. BANK NATIONAL ASSOCIATION,
as Securities Intermediary

Dated as of May 30, 2023

HAROT 2023-2 Securities Account Control Agreement

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SECURITIES ACCOUNT CONTROL AGREEMENT (this “Agreement”), dated as of May 30, 2023, among HONDA AUTO RECEIVABLES 2023-2 OWNER TRUST, as Issuer (the “Issuer”), U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary (the “Securities Intermediary”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacity as Indenture Trustee (the “Secured Party”).

PREAMBLE

Pursuant to the Indenture, dated as of May 30, 2023, by and among the Issuer, the Securities Intermediary and the Indenture Trustee (as amended or modified from time to time, the “Indenture”), the Issuer has granted to the Secured Party, for the benefit of the Noteholders, a first priority security interest in the Accounts, together with all cash, securities, financial assets and investments and other property from time to time deposited or credited to the Accounts and all proceeds thereof (collectively, the “Account Property”). The Accounts currently existing under the Sale and Servicing Agreement are the Collection Account, the Note Distribution Account, the Yield Supplement Account and the Reserve Fund maintained and held at the Securities Intermediary by the Issuer, subject to the first priority security interest of the Secured Party for the benefit of the Noteholders in the Accounts granted by the Issuer to the Secured Party to secure payment of the Notes.

The parties hereto are entering into this Agreement to perfect the Secured Party’s security interest in the Accounts by “control,” within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”).

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. Except as otherwise specified herein or if the context may otherwise require, capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Sale and Servicing Agreement, dated as of the date hereof (as amended or modified from time to time, the “Sale and Servicing Agreement”), by and among American Honda Receivables LLC, as seller, American Honda Finance Corporation, as servicer, and the Issuer.

ARTICLE II

ACCOUNTS

Section 2.1 Accounts.

(a)       The Securities Intermediary represents and warrants to each of the Secured Party and the Issuer that the Securities Intermediary does not know of any claim to or interest in the Accounts, except the first priority security interest of the Secured Party in the Accounts for the benefit of the Noteholders and the other claims and interests of the parties referred to in this Agreement. The Securities Intermediary does not have and shall not have in the future, any security interest, lien or right of setoff on or against the Accounts.

(b)       The Securities Intermediary, the Issuer and the Secured Party agree that the Securities Intermediary is the securities intermediary and the Indenture Trustee is the entitlement holder as to each Account subject to the first priority security interest of the Secured Party.

(c)       The Securities Intermediary, the Issuer and the Secured Party agree that all property credited to the Accounts shall be treated as “financial assets” under Article 8 of the UCC.

(d)       The Securities Intermediary shall not accept any “entitlement order,” within the meaning of Section 8-102(a)(8) of the UCC, or other instruction regarding the Accounts except from the Secured Party and, subject to Section 3.1(b), the Issuer.

(e)       The Securities Intermediary, the Issuer and the Secured Party agree that, with respect to the Accounts, the jurisdiction of the Securities Intermediary for purposes of Articles 8 and 9 of the UCC shall be the State of New York.

(f)       The Securities Intermediary shall at all times be a “participant” (as such term is defined in the Federal Book-Entry Regulations) in the Federal Reserve System.

HAROT 2023-2 Securities Account Control Agreement

ARTICLE III

RIGHTS OF THE SECURED PARTY

Section 3.1 Control of Accounts by Secured Party.

(a)       Subject to Section 3.1(b), the Securities Intermediary shall comply with any entitlement order originated by the Secured Party or the Issuer. The Securities Intermediary, the Issuer and the Secured Party agree that the Securities Intermediary shall comply with any entitlement order originated by the Secured Party without further consent of the Issuer.

(b)       If the Secured Party notifies the Securities Intermediary that the Secured Party will exercise exclusive control over the Accounts (a “notice of exclusive control”), then the Securities Intermediary shall not comply with any contrary or otherwise inconsistent instructions or other directions concerning the Accounts originated by the Issuer unless and until such notice of exclusive control is withdrawn by the Secured Party. The Secured Party shall only give such notice of exclusive control upon the occurrence and during the continuance of an Event of Default and the acceleration of the payment of principal and interest on the Notes in accordance with the Indenture (without the related declaration of acceleration and its consequences having been rescinded or annulled), after expiration of the related period specified in Article V of the Indenture limiting actions in respect of such Event of Default.

Section 3.2 No Control by Issuer or Third Parties Concerning Accounts. The Securities Intermediary shall not comply with any instructions of the Issuer (except to the extent permitted under Section 3.1(b)) concerning the Accounts (including any order that is originated by the Issuer and that would require the Securities Intermediary to make a free delivery of Accounts to the Issuer or any other person). Additionally, the Securities Intermediary shall not agree with any third party (other than the Secured Party) that the Securities Intermediary will comply with orders originated by such third party concerning the Accounts.

Section 3.3 Perfection of Security Interests in Accounts. It is intended that the first priority security interest of the Secured Party in the Accounts be perfected by control of the Accounts under Sections 8-106(d)(2), 9-106(a) and 9-314(a) of the UCC. In addition, it is intended for purposes of Articles 8 and 9 of the UCC that (i) the Indenture Trustee be deemed to be the related “entitlement holder”, (ii) the Securities Intermediary be deemed to be the related “securities intermediary”, (iii) all such property held by the Securities Intermediary in the Accounts and all rights of the Issuer against the Securities Intermediary arising out of such property, including any free credit balances, be deemed to be “financial assets”, and (iv) the Secured Party be deemed to have “control” of such Accounts under Section 8-106(d)(2) of the UCC with respect to the first priority security interest therein granted to the Secured Party pursuant to the Indenture. With respect to any proceeds of the Account Property that constitute a Deposit Account, it is intended for purposes of Article 9 of the UCC that (i) the Securities Intermediary is the bank with which the Deposit Account is maintained and the Indenture Trustee is the bank’s customer with respect to the Deposit Account, and (ii) the Issuer, the Secured Party and the Securities Intermediary agree that the Securities Intermediary will comply with instructions originated by the Secured Party directing disposition of funds in the Deposit Accounts without further consent of the Issuer.

Section 3.4 Notices of Adverse Claims. The Securities Intermediary shall promptly notify the Secured Party and the Issuer if any other person claims that it has a property interest in the Accounts or that it is a violation of such person’s rights for anyone else to hold, transfer or deal with the Accounts.

ARTICLE IV

RIGHTS AND Responsibilities of Securities Intermediary

Section 4.1 Limited Obligations. This Agreement does not create any obligation of the Securities Intermediary except for those expressly set forth in this Agreement. The Securities Intermediary may conclusively rely and shall be fully protected in acting or refraining from acting upon notices and communications it believes to be genuine and given by the appropriate party. Except for permitting a withdrawal, delivery or payment in violation of Article III, the Securities Intermediary shall not be liable to the Secured Party or the Issuer for any error of judgment made in good faith and in accordance with this Agreement, nor shall it otherwise be liable under this Agreement except as a result of its own willful misconduct, bad faith or negligence.

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ARTICLE V

MISCELLANEOUS

Section 5.1 Amendment and Other Modifications. This Agreement may be amended, supplemented or otherwise modified from time to time, and the observance of any term of this Agreement may be waived, by the parties hereto. Any such modification or waiver of this Agreement shall be in writing and shall be signed by all the parties hereto.

Section 5.2 Termination; Survival. This Agreement shall terminate upon satisfaction and discharge of the Indenture. However, Article IV shall survive termination of this Agreement.

Section 5.3 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction, and the law of the State of New York shall govern all issues specified in Article 2(1) of the Hague Securities Convention.

Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Indenture or the transactions contemplated hereby. Each of the parties hereto hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

Section 5.4 Binding Agreement; Successors and Assigns. All covenants and agreements in this Agreement by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Secured Party or the Securities Intermediary in this Agreement shall bind its successors, co-trustees and agents.

Section 5.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or any amendment or supplement hereto.

Section 5.6 Notices to Indenture Trustee, Issuer and Securities Intermediary. All demands, notices, communications and instructions upon or to the Issuer, the Secured Party or the Securities Intermediary under this Agreement shall be in writing, personally delivered, mailed by certified mail, return receipt requested, or delivered by facsimile or electronically by email (if an email address is provided), and shall be deemed to have been duly given upon receipt (a) in the case of the Issuer, to Honda Auto Receivables 2023-2, c/o The Bank of New York Mellon 240 Greenwich Street, Floor 7 West, New York, NY 10286, Attention: Asset Backed Securities Unit – Honda Auto Receivables 2023-2, with a copy to American Honda Finance Corporation, 1919 Torrance Blvd. 5th Floor, Torrance, CA 90501, Attention: Manager, Treasury Capital Markets; (b) in the case of the Indenture Trustee, to U.S. Bank Trust Company, National Association, 190 South LaSalle Street, 7th Floor, Chicago, IL 60603 (facsimile no. (312) 332-7493) (email: jose.galarza@usbank.com), Attention: Corporate Trust Services – Honda Auto Receivables 2023-2; and (c) in the case of the Securities Intermediary, to U.S. Bank National Association, 190 South LaSalle Street, 7th Floor, Chicago, IL 60603 (facsimile no. (312) 332-7493) (email: jose.galarza@usbank.com), Attention: HAROT 2023-2; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 5.7 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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Section 5.8 Counterparts.

(a)       This Agreement may be executed in two or more counterparts, (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(b)       The Issuer, the Indenture Trustee and the Securities Intermediary are authorized to accept written instructions, directions, reports, notices or other communications signed manually, by way of faxed signatures, or delivered by Electronic Transmission. In the absence of bad faith or negligence on its part, each of the Issuer, the Indenture Trustee and the Securities Intermediary may conclusively rely on the fact that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission and, in the absence of bad faith or negligence, shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Issuer, the Indenture Trustee and the Securities Intermediary, including, without limitation, the risk of either the Issuer, the Indenture Trustee or the Securities Intermediary acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 5.9 Concerning the Secured Party. To the extent that the rights, protections and immunities of the Secured Party are not explicitly stated herein, the Secured Party shall enjoy the same rights, protections and immunities afforded to it in the Indenture.

Section 5.10 Indemnification. The indemnification furnished to the Secured Party under Section 6.07 of the Indenture shall extend to and cover the exercise of its respective rights and the performance of its respective obligations under this Agreement. To the extent U.S. Bank National Association is acting as Securities Intermediary, such indemnification furnished to the Secured Party under Section 6.07 of the Indenture shall also extend to and cover the exercise of the Securities Intermediary’s rights and the performance of its obligations under this Agreement. This Section 5.11 shall survive the resignation or removal of the parties and the termination of this Agreement.

Section 5.11 No Proceedings. Each of the Securities Intermediary and the Secured Party hereby agree that, from and after the Closing Date and until the date one (1) year plus one (1) day following the date on which all amounts due with respect to the Notes have been paid in full in cash, it will not directly, or indirectly, institute or cause to be instituted against the Issuer any proceedings of the type referred to in the definition of “Insolvency Event”; provided, that the foregoing shall not in any way limit the Securities Intermediary’s or the Secured Party’s right to pursue any claims against the Issuer in any proceeding voluntarily commenced by the Issuer or in any proceeding commenced by a Person other than the Indenture Trustee or other creditor rights or remedies that the Securities Intermediary or the Secured Party may have for claims against the Issuer under Applicable Law.

Section 5.12 Limited Recourse. Notwithstanding any other provision of this Agreement, the Notes or the Indenture, the obligations of the Issuer hereunder and thereunder are limited-recourse obligations of the Issuer. Such obligations are non-recourse to the Issuer, its assets and its property other than the Collateral, and are payable solely from the Collateral, subject to any prior security interests therein, and following realization of the Collateral, any claims of any party hereto under this Agreement, the Notes or the Indenture (other than the Issuer) shall be extinguished and shall not thereafter be reinstated. No recourse shall be had against any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of the Issuer or any person owning, directly or indirectly, any legal or beneficial interest in the Issuer, or any successors or assigns of any of the foregoing (the “Exculpated Parties”) for the payment of any amounts payable hereunder or thereunder. No party hereto (other than the Issuer) shall enforce the liability and obligation of the Issuer to perform and observe the obligations contained in this Agreement, the Notes and the other Basic Documents to which the Issuer is a party by any action or proceeding wherein a money judgment establishing any personal liability shall be sought against the Issuer, subject to the following sentence, or the Exculpated Parties. It is understood that the foregoing provisions of this Section 5.13 shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral, (ii) constitute a waiver, release or discharge of any indebtedness or obligation of the Issuer under the Notes, or secured by the Indenture, until the Collateral has been realized, whereupon any such outstanding indebtedness or obligation shall be extinguished, (iii) limit the right of any Person to name the Issuer as a party defendant in any action or suit or in the exercise of any other remedy under this Agreement and the other Basic Documents, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against the Issuer, (iv) impair the right of any party hereto (other than the Issuer) to obtain the appointment of a receiver or (v) constitute a waiver of any right which any party hereto (other than the Issuer) may have under any applicable insolvency laws to file a claim for the full amount of the indebtedness or obligations secured by the Indenture or to require that the Collateral shall continue to secure all of the indebtedness or obligations owing to the Noteholders in accordance with the Notes and the Basic Documents to which the Issuer is a party.

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Section 5.13 Limitations on Liability of Securities Intermediary.

(a)       This Agreement shall not subject the Securities Intermediary to any duty, obligation or liability except as is expressly set forth herein. In particular (without implied limitation), the Securities Intermediary need not investigate whether the Secured Party is entitled under the Basic Documents, or otherwise, to give any entitlement order or any other directions, instructions or other orders in any instance.

(b)       The Securities Intermediary shall be protected in acting or refraining from acting upon any written notice, certificate, instruction, request or other paper or document, as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information therein contained, which the Securities Intermediary in good faith believes to be genuine.

(c)       The Securities Intermediary may consult with and obtain advice from counsel, accountants or other experts of its own choice in the event of any dispute or question as to the construction of any provision hereof or otherwise in connection with its duties hereunder, and any action taken or omitted by the Securities Intermediary in reasonable reliance upon such advice shall be full justification and protection to it. The Securities Intermediary shall not be liable for any error of judgment or for any act done or step taken or omitted except in the case of its willful misconduct, bad faith or negligence.

(d)       The Securities Intermediary shall have no duties hereunder except those which are expressly set forth herein and in any modification or amendment hereof. For the avoidance of doubt, nothing herein shall impose or imply on the part of the Securities Intermediary any duties of a fiduciary nature.

(e)       The Securities Intermediary may engage or be interested in any financial or other transactions with any party hereto and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Persons as freely as if it were not the Securities Intermediary hereunder.

(f)       The Securities Intermediary shall not be obligated to take any action which in its reasonable judgment would cause it to incur any expense or liability not otherwise contemplated hereunder unless it has been furnished with an indemnity with respect thereto which is reasonably satisfactory to the Securities Intermediary.

(g)       The Securities Intermediary may rely upon the contents of any notice, consent, instruction or other communication or document from the Indenture Trustee, for the benefit of the Secured Parties, the Issuer or the Servicer that the Securities Intermediary believes in good faith to be genuine and from the proper Person, without any further duty of inquiry or independent investigation on its part.

(h)       The Securities Intermediary shall not be deemed to have notice or knowledge of any Event of Default or any other default under any other Basic Document unless an Authorized Officer of the Securities Intermediary has actual knowledge or Securities Intermediary shall have received written notice thereof. In the absence of such actual knowledge or receipt of such notice, the Securities Intermediary may conclusively assume that none of such events have occurred and the Securities Intermediary shall not have any obligation or duty to determine whether any Event of Default or any other default under any other Basic Document has occurred or is continuing.

(i)       No provision of this Agreement or any other Basic Document shall be construed to require the Securities Intermediary to perform, supervise, monitor or accept any responsibility for the performance of, the obligations of the Issuer hereunder or under any other Basic Document or any Person other than itself under any Basic Document.

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(j)       The Securities Intermediary shall not be liable for any delays in performance for causes beyond its reasonable control, including acts of declared or undeclared war (including acts of terrorism), public disorder, rebellion, sabotage, fire, flood, epidemic, pandemic, landslide, lightning, fire, hurricane, earthquake, flood, strike, restriction by civil or military authority in their sovereign or contractual capacities, transportation failure, loss or malfunctions of communications or computer (software and hardware) services, power line or other utility failures or interruptions, or inability to obtain labor.

(k)       In no event shall the Securities Intermediary be liable for any special, indirect, punitive or consequential damages (including lost profits).

Section 5.14 Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been executed by The Bank of New York Mellon, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall The Bank of New York Mellon, in its individual capacity or, except as expressly provided in the Trust Agreement, The Bank of New York Mellon as Owner Trustee of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement as if specifically set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

HONDA AUTO RECEIVABLES 2023-2 OWNER TRUST,
as Issuer

By:	THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as
Owner Trustee

By:	/s/ Leslie Morales
Name:	Leslie Morales
Title:	Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture
Trustee, as Secured Party

By:	/s/ Jose A. Galarza
Name:	Jose A. Galarza
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Securities Intermediary

By:	/s/ Jose A. Galarza
Name:	Jose A. Galarza
Title:	Vice President

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